FORM 10f-3
Registered Domestic Securities

SUBADVISOR:  Goldman Sachs Asset Management, L.P.
FUND: MGI US Small/Mid Cap Growth Equity Fund

1.           Issuer:  Palo Alto Networks Inc.

1.	Date of Purchase: 07/19/12_______________________________________

3.	Date offering commenced: 07/19/12__________________________________

4.           Underwriters from whom purchased:  Morgan Stanley & Co. LLC__

5.           Subadvisor of Managed Portion:  __Goldman Sachs Asset Management L.P._

6.           Affiliated person in underwriting syndicate:  Goldman Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., UBS Securities LLC____________

7.           Nature of affiliation1:  __Parent company (With the underwriter)_________

8.           Aggregate principal amount or number of shares purchased:  1,465 shares

9.           Aggregate principal amount or total number of shares of offering:  6,200,000 shares

10.           Purchase price (net of fees and expenses):  $42

11.           Initial public offering price:  $42

12           Commission, spread or profit:  ____%                                                                $2.9400

13.       Have the following conditions been satisfied?
	YES	NO
a. The securities are part of an issue registered under the 1933 Act that is being offered to the public.	_____	___X____
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

	___X__	_________
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or in any concurrent offering of the securities.	____X__	_________
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	____X___	_______
e.The underwriting was a firm commitment underwriting.	____X___	_______
f.The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the principal amount of the offering.	____X___	_______
h. No affiliated person (as described in footnote 1) was a direct or indirect participant in or beneficiary of the sale.	____X___	________

i. The subadvisor has not consulted, with regards to its Managed Portion, with any other subadvisor of the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning this transaction.

	____X___	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.

Approved:  /s/  Steve Barry                                                                Date:  10/11/12

1 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.

FORM 10f-3
Registered Domestic Securities

SUBADVISOR:  Goldman Sachs Asset Management, L.P.
FUND: MGI US Small/Mid Cap Growth Equity Fund

1.           Issuer:  Workday Inc..

2.	Date of Purchase: 10/12/12_______________________________________

3.	Date offering commenced: 10/12/12__________________________________

4.           Underwriters from whom purchased:  Morgan Stanley & Co. LLC__

5.           Subadvisor of Managed Portion:  __Goldman Sachs Asset Management L.P._

6.           Affiliated person in underwriting syndicate:  Goldman Sachs & Co., Allen & Company LLC, Canaccord Genuity Inc., Cowen and Company LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Pacific Crest Securities, Inc., Wells Fargo Securities, LLC_______

7.           Nature of affiliation2:  __Parent company (With the underwriter)_________

8.           Aggregate principal amount or number of shares purchased:  3,781 shares

9.           Aggregate principal amount or total number of shares of offering:  26,160.000 shares

10.           Purchase price (net of fees and expenses):  $28

11.           Initial public offering price:  $28

12           Commission, spread or profit:  ____%                                                                $1.68

13.       Have the following conditions been satisfied?
	YES	NO
a. The securities are part of an issue registered under the 1933 Act that is being offered to the public.	_____	___X____
d. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

	___X__	_________
e. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or in any concurrent offering of the securities.	____X__	_________
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	____X___	_______
e.The underwriting was a firm commitment underwriting.	____X___	_______
f.The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the principal amount of the offering.	____X___	_______
j. No affiliated person (as described in footnote 1) was a direct or indirect participant in or beneficiary of the sale.	____X___	________

k. The subadvisor has not consulted, with regards to its Managed Portion, with any other subadvisor of the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning this transaction.

	____X___	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.

Approved:  /s/  Steve Barry                                                                Date:  1/14/13

2 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.

FORM 10f-3
Registered Domestic Securities

SUBADVISOR:  Goldman Sachs Asset Management, L.P.
FUND: MGI US Small/Mid Cap Growth Equity Fund

1.           Issuer:  Restoration Hardware Holdings

3.	Date of Purchase: 11/01/12_______________________________________

3.	Date offering commenced: 11/01/12__________________________________

4.           Underwriters from whom purchased:  Merrill Lynch, Pierce, Fenner & Smith, Incorporated__

5.           Subadvisor of Managed Portion:  __Goldman Sachs Asset Management L.P._

6.           Affiliated person in underwriting syndicate:  Goldman Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Piper Jaffray & Co, Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, William Blair & Company, L.L.C.________

7.           Nature of affiliation3:  __Parent company (With the underwriter)_________

8.           Aggregate principal amount or number of shares purchased:  3,616 shares

9.           Aggregate principal amount or total number of shares of offering:  5,164,332 shares

10.           Purchase price (net of fees and expenses):  $24

11.           Initial public offering price:  $24

12           Commission, spread or profit:  ____%                                                                $1.68

13.       Have the following conditions been satisfied?
	YES	NO
a. The securities are part of an issue registered under the 1933 Act that is being offered to the public.	_____	___X____
f. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

	___X__	_________
g. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or in any concurrent offering of the securities.	____X__	_________
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	____X___	_______
e.The underwriting was a firm commitment underwriting.	____X___	_______
f.The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the principal amount of the offering.	____X___	_______
l. No affiliated person (as described in footnote 1) was a direct or indirect participant in or beneficiary of the sale.	____X___	________

m. The subadvisor has not consulted, with regards to its Managed Portion, with any other subadvisor of the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning this transaction.

	____X___	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.

Approved:  /s/  Steve Barry                                                                Date:  1/14/13

3 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.